EXHIBIT 32.2

Certification of Principal Financial and Accounting Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Skye Bioscience, Inc., a Nevada corporation (the “Company”) on Form 10-K for the year ending December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard Janney, Interim Principal Accounting Officer of the Company, hereby certify, that, to my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to§ 906 of the Sarbanes-Oxley Act of 2002:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Skye Bioscience, Inc., and will be retained by Skye Bioscience, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Richard Janney
Richard Janney
Interim Principal Accounting Officer (Principal Financial and Accounting Officer)

March 1, 2021